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                                                                   EXHIBIT 10(o)

                                    AGREEMENT

The purpose of this AGREEMENT is to set forth certain agreements between Ministry of Transportation and Communication of the Republic of Kyrgyzstan's Supervisory institute for e-Government ("MT & C"), and E-Smart Technologies, Inc. ("E-Smart")

                                   WITNESSETH

WHEREAS, E-Smart is the provider of the Biometric Verification Security System(TM) (BVS2TM) and the Super Smart Card(TM) (hereinafter collectively referred to as the "Product"); and

WHEREAS, MT & C desires to perform services with respect to the Product on behalf of E-Smart in connection with the Republic of Kyrgyzstan smart card project (the "Project"); and

WHEREAS, E-Smart and MT & C desire to collaborate on the terms and conditions set out herein;

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

1. PRODUCT

     1.1 E-Smart's offers only a turnkey system that includes both the hardware and software necessary to implement the Product as a BOT basis.

     1.2  The Project shall DOT (Build-Operation-Transfer) basis.

     1.3 Specific terms of SOT shall be settled by the date of the Project contract.

2. RELATIONSHIP OF THE PARTIES

     2.1 MT & C and E-Smart shall cooperate in all aspect to complete the Project.

3. MAJOR RESPONSIBILITY OF E-Smart

     3.1 E-Smart shall consider a BOT project and make a business plan for implementing the Project, corresponding to documented information and government policies provided by MT & C.

     3.2  E-Smart shall consider participating in projects as follows:

          (a)  E-Smart shall run payment gateway (VAN) business.

          (b) E-Smart shall implement e-NID, e-Passport, and government employee card project.

          (c)  E-Smart shall implement AFC system and operate it.

          (d) E-Smart shall implement government institution access control project.

          (e) E-SMART shall implement welfares and social funds smart card project.

     3.3 E-Smart shall consider e a subsidiary company for preparing the Project and implementing the Project in the Republic of Kyrgyzstan.


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     3.4 E-Smart shall consider providing system engineers, system equipments and project managers in order to implement the Project.

4. MAJOR RESPONSIBILITY OF MT & C

     4.1 MT & C shall guarantee supports for the Project by the legislations and policies of the Republic of Kyrgyzstan.

     4.2 MT & C shall guarantee the authority for businesses discussed in clause 3.

     4.3 MT & C shall submit all necessary information to E-Smart Technologies Inc. in order to implement the Project.

     4.4 MT & C shall provide protection and convenience for E-Smart's employees during stays in the Republic of Kyrgyzstan.

     4.5  MT & C shall provide Visas to be issued to E-Smart's employees.

     4.6 The Republic of Kyrgyzstan shall cooperate with E-Smart for implementing the Project.

5. INTELLECTUAL PROPERTY

     5.1 All intellectual property rights, including, without limitation to the generality of the foregoing. copyright, in any material produced in pursuance of the proposal and/or tender shall vest in and at all times remain vested in the originator of that material.

     5.2 Neither party shall gain or acquire by virtue of this Agreement, any rights of ownership of copyrights, patents, trade secrets, trademarks or any other intellectual property rights owned by the other.

     5.3 Neither party shall use the trademarks, service mark, proprietary words or symbols of the other party without the express prior written consent of the other party.

6. CONFIDENTIALITY

     6.1 Both Parties acknowledge that each party may disclose information to the other party, its business plans, its business activities and operations, its technical information and trade secrets, which is marked or otherwise identified as confidential or proprietary Each party shall hold such information in strict confidence and shall not reveal the same, except for any information which is: generally available to or known to the public; known to such party prior to the negotiations leading to this Agreement; independently developed by such party outside the scope of this Agreement; or lawfully disclosed by or to a third party or tribunal. The confidential information of each party shall be safeguarded by the other to the same extent that it safeguards its own confidential materials or data relating to its own business.

7. TERM AND TERMINATION

     7.1  This Agreement shall be effective as of the date of this Agreement.

8. GENERAL PROVISIONS

     8.1 Force Majeure. Neither party shall be liable for any delay or failure in performing its obligations hereunder due to causes beyond the reasonable control of the parties, including but not limited to, natural disaster, strikes, lock outs, war (declared or

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undeclared), mobilization (preparation for war), revolutions, riots, sabotage, terrorism or acts of any governmental authority.

     8.2 Publicity. Any news release, public announcement, advertisement, or publicity to be released by either party concerning this Agreement shall be subject to prior written mutual approval of the other party, which shall not be unreasonably withheld. To the extent any announcement is or may be required by law the party so required shall in good faith attempt to get timely approval from the other party. If timely approval is not forthcoming, the requesting patty shall be free to comply with such law or regulation in good faith.

     8.3 Assignment. No party shall assign, sub-contract and/or delegate its rights or obligations under this Agreement without the prior written consent of the other party.

     8.4 Entire Agreement. With the exception of a previously executed "Mutual Non Disclosure Agreement" which shall remain in force between the parties, this Agreement, including the Exhibits attached hereto, if any, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous proposals or agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement.

     8.5 Severability. If any provision of this Agreement, or any part thereof, is held to be invalid, voidable or unenforceable, the remainder of this Agreement shall be in full force and effect, and each remaining provision of this Agreement shall be valid and enforceable.

     8.6 Amendment. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by duly authorized representatives of the parties.

     8.7 Waiver. The waiver by either party of a breach of or a default under any provision of this Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

     8.8 Governing Law/Dispute Resolution. This Agreement shall be governed by and construed in all respects in accordance with the laws of the United States of America. All disputes, controversies or differences which may arise out of or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in the state of California of the United States in accordance with the Commercial Arbitration Rules of the United Sates Commercial Arbitration Board. The arbitration panel shall consist of three (3) members the chairman of which shall be from a neutral country and background. The award rendered by the arbitrators shall be final and binding upon the Parties concerned.



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IN WITNESS WHEREOF, the parties have caused this Cooperating Agreement to be signed and delivered by their duly authorized representatives as of March 30, 2004.



The Ministry of Transportation and Communication

By: /s/ Minister of Transportation and Communication
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E-Smart Korea, Inc.

By: /s/ Richard IK Kim
    -----------------------
    Managing Director